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                                                                    Exhibit 23.1



                             ACCOUNTANT'S CONSENT


        We have issued our report dated August 19, 1997, accompanying the consolidated financial statements of Frankfort First Bancorp, Inc. which are incorporated within the Annual Report on form 10-KSB for the year ended June 30, 1997. We hereby consent to the incorporation by reference of said report in Frankfort First Bancorp, Inc.'s Form S-8.




/s/ Grant Thornton LLP
Cincinnati Ohio
September 19, 1997